                                                                     EXHIBIT 1.1


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                              ENERGY PARTNERS, LTD.
                            (a Delaware corporation)


                        4,600,000 Shares of Common Stock






                             U.S. PURCHASE AGREEMENT
















Dated:  ______________, 2000


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



                                TABLE OF CONTENTS

                                                                                                               PAGE
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
U.S. PURCHASE AGREEMENT...........................................................................................1



        SECTION 1.         Representations and Warranties.........................................................3
                  (a)      Representations and Warranties by the Company..........................................3
                           (i)      Compliance with Registration Requirements.....................................3
                           (ii)     Independent Accountants.......................................................4
                           (iii)    Financial Statements..........................................................4
                           (iv)     No Material Adverse Change in Business........................................5
                           (v)      Good Standing of the Company..................................................5
                           (vi)     Good Standing of Subsidiaries.................................................5
                           (vii)    Capitalization................................................................6
                           (viii)   Authorization of Agreement....................................................6
                           (ix)     Authorization and Description of Securities...................................6
                           (x)      Absence of Defaults and Conflicts.............................................6
                           (xi)     Absence of Labor Dispute......................................................7
                           (xii)    Absence of Proceedings........................................................7
                           (xiii)   Accuracy of Exhibits..........................................................8
                           (xiv)    Possession of Intellectual Property...........................................8
                           (xv)     Absence of Further Requirements...............................................8
                           (xvi)    Possession of Licenses and Permits............................................8
                           (xvii)   Title to Property.............................................................9
                           (xviii)  Environmental Laws............................................................9
                           (xix)    Registration Rights...........................................................9
                           (xx)     Related Party Transactions....................................................9
                           (xxi)    Statistical Data.............................................................10
                           (xxii)   Accounting and Other Controls................................................10
                           (xxiii)  Reserve Estimates............................................................10
                           (xxiv)   Reserved Shares..............................................................10
                  (b)      Officer's Certificates................................................................10

        SECTION 2.         Sale and Delivery to U.S. Underwriters; Closing.......................................10
                  (a)      Initial Securities....................................................................10
                  (b)      Option Securities.....................................................................10
                  (c)      Payment...............................................................................11
                  (d)      Denominations; Registration...........................................................12

        SECTION 3.         Covenants of the Company..............................................................12
                  (a)      Compliance with Securities Regulations and Commission Requests........................12
                  (b)      Filing of Amendments..................................................................12
                  (c)      Delivery of Registration Statements...................................................12
                  (d)      Delivery of Prospectuses..............................................................13
                  (e)      Continued Compliance with Securities Laws.............................................13


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


                  (f)      Blue Sky Qualifications...............................................................13
                  (g)      Rule 158..............................................................................14
                  (h)      Use of Proceeds.......................................................................14
                  (i)      Listing...............................................................................14
                  (j)      Restriction on Sale of Securities.....................................................14
                  (k)      Reporting Requirements................................................................14
                  (l)      Reserved Shares.......................................................................14
                  (m)      Compliance with Rule 463..............................................................15

        SECTION 4.         Payment of Expenses...................................................................15
                  (a)      Expenses..............................................................................15
                  (b)      Termination of Agreement..............................................................15

        SECTION 5.         Conditions of U.S. Underwriters' Obligations..........................................15
                  (a)      Effectiveness of Registration Statement...............................................16
                  (b)      Opinion of Counsel for Company........................................................16
                  (c)      Opinion of Counsel for U.S. Underwriters..............................................16
                  (d)      Officers' Certificate.................................................................16
                  (e)      Accountant's Comfort Letter...........................................................16
                  (f)      Bring-down Comfort Letter.............................................................17
                  (g)      Approval of Listing...................................................................17
                  (h)      No Objection..........................................................................17
                  (i)      Lock-up Agreements....................................................................17
                  (j)      Purchase of Initial International Securities..........................................17
                  (k)      Conditions to Purchase of U.S. Option Securities......................................17
                           (i)      Officers' Certificate........................................................17
                           (ii)     Opinion of Counsel for Company...............................................17
                           (iii)    Opinion of Counsel for U.S. Underwriters.....................................17
                           (iv)     Bring-down Comfort Letter....................................................18
                  (l)      Additional Documents..................................................................18
                  (m)      Termination of Agreement..............................................................18

        SECTION 6.         Indemnification.......................................................................18
                  (a)      Indemnification of U.S. Underwriters..................................................18
                  (b)      Indemnification of Company, Directors and Officers....................................19
                  (c)      Actions against Parties; Notification.................................................20
                  (d)      Settlement without Consent if Failure to Reimburse....................................20
                  (e)      Indemnification for Reserved Shares...................................................21

        SECTION 7.         Contribution..........................................................................21

        SECTION 8.         Representations, Warranties and Agreements to Survive Delivery........................22

        SECTION 9.         Termination of Agreement..............................................................22
                  (a)      Termination; General..................................................................22
                  (b)      Liabilities...........................................................................23


                                       ii
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
        SECTION 10.        Default by One or More of the U.S. Underwriters.......................................23

        SECTION 11.        Notices...............................................................................24

        SECTION 12.        Parties...............................................................................24

        SECTION 13.        GOVERNING LAW.........................................................................24

        SECTION 14.        CONSENT TO JURISDICTION...............................................................24

        SECTION 15.        Effect of Headings....................................................................24



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
         SCHEDULES
                  Schedule A - List of Underwriters.........................................................Sch A-1
                  Schedule B - Pricing Information..........................................................Sch B-1
                  Schedule C - List of Persons subject to Lock-up...........................................Sch C-1
         EXHIBITS
                  Exhibit A -  Forms of Opinion of Company's Counsel............................................A-1
                  Exhibit B -  Form of Lock-up Letter...........................................................B-1


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                              ENERGY PARTNERS, LTD.
                            (a Delaware corporation)
                        4,600,000 Shares of Common Stock
                           ( Par Value $.01 Per Share)
                             U.S. PURCHASE AGREEMENT
                                                            ______________, 2000

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
UBS WARBURG LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
HOWARD WEIL, a division of Legg Mason Wood Walker, Inc.
         as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Energy Partners, Ltd., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), UBS Warburg LLC, Credit Suisse First Boston Corporation and Howard Weil, a division of Legg Mason Wood Walker, Inc. (collectively, the "U.S. Representatives") and the "U.S. Underwriters" named on Schedule A hereto for whom the U.S. Representatives are acting as representatives and which term shall include the U.S. Representatives and any underwriter substituted as hereinafter provided in Section 10 hereof, with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 690,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,600,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 690,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 1,150,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, UBS AG, acting through its business group UBS Warburg, Credit Suisse First Boston (Europe) Limited and Howard Weil, a division of Legg Mason Wood Walker, Inc. are acting as lead managers (the "Lead Managers")


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

and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 172,500 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the U.S. Underwriters agree that up to _____ shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Shares") shall be reserved for sale by Salomon Smith Barney Inc. to certain of the Company's directors, officers or employees or other persons associated with the Company (collectively, the "Participants"). The Reserved Shares will be sold by Salomon Smith Barney Inc. at the public offering price. The Reserved Shares shall be offered by the U.S. Underwriters to Salomon Smith Barney at the public offering price less a concession per share equal to the maximum selling concession to dealers set forth under "Underwriting" in the Prospectuses. To the extent such Reserved Shares are not orally confirmed for purchase by any Participant by the end of the first business day after the date of this Agreement, such Reserved Shares will be offered to the public by the U.S. Underwriters as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-42876) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S.

Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the U.S. Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated _____, 2000 and preliminary International Prospectus dated ____, 2000, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Shares. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any U.S. Underwriter through the U.S. Representatives or the International Managers expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the U.S. Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and the statements of revenues and direct operating expenses of (1) the 50% interest in South Timbalier Block 26 and (2) Ocean Energy, Inc.'s 98.5% interest in the East Bay Complex, each for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and pro forma financial statements included in the Registration Statement. The pro forma consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as described in the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. The Company has no "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiary of the Company ("Subsidiary") is organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and is duly qualified as a foreign company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding membership interests of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary. The only subsidiary of the Company is the subsidiary listed on Exhibit 21.1 to the Registration Statement.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" and, as of the Closing Time and each Date of Delivery, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectuses in the column entitled "As Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (1) in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that, individually or in the aggregate, would not result in a Material Adverse Effect or (2) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that, individually or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and, except as disclosed in the Prospectuses, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except as would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. Except as disclosed in the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws or as required by the NASD or NYSE.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or administrative order, consent decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"),
         (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings pursuant to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would be expected to result in liability of the Company or any of its subsidiaries under any Environmental Laws. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, substances or materials, including petroleum or petroleum products, regulated under applicable Environmental Laws.

                  (xix) Registration Rights. Except as disclosed in the Registration Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act. With respect to the Registration Statement and offering of Securities contemplated thereby, any applicable such registration and similar rights have been irrevocably waived by the holders thereof.

                  (xx) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of their respective subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of their respective subsidiaries on the other hand, which is required to be described in the Prospectuses which is not so described.

                  (xxi) Statistical Data. The statistical data included in the Prospectuses are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable and agrees with the sources from which it was derived.

                  (xxii) Accounting and Other Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

                  (xxiii) Reserve Estimates. The information that was provided by the Company and its Subsidiary, on the basis of which the reserve estimates and related information included in each Registration Statement and the Prospectus or incorporated by reference therein was prepared, is true and correct in all material respects.

                  (xxiv) Reserved Shares. The Company has not offered, or caused the U.S. Underwriters to offer, Reserved Shares to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (b) Officer's Certificates. Any certificate of the Company signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 690,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of the Company, 201 St. Charles Avenue, New Orleans, Louisiana 70170, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably and promptly object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), but not later than one year from the date of this Agreement, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

         (i) Listing. The Company will use its reasonable efforts to effect the listing of the Common Stock on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the filing of any registration statement on Form S-3 or S-8 referred to in the Prospectuses relating to shares of Common Stock that have been or may be issued under clauses (A) through (D) above.

         (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (l) Reserved Shares. The Company will ensure that the Reserved Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved

Shares, the Company agrees to reimburse the U.S. Underwriters and Salomon Smith Barney Inc. for any reasonable expenses (including without limitation, legal expenses) they incur in connection with such release.

         (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters not in excess of $15,000 in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and
(viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not in excess of $ 2,000 in connection with, the review by the NASD of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the reasonable costs and expenses of the Underwriters not in excess of $5,000, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Shares.

         (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Sections 5(a) through 5(g) and 5(i) or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Cahill Gordon & Reindel, outside counsel for the Company, (ii) Jean Stallard, the Company's Vice President - Assistant General Counsel, (iii) Hickey & Riess, LLC, and (iv) Nixon Peabody LLP, special counsel to the Company regarding FERC matters, all in form reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibits A-1, A-2, A-3 and A-4 respectively hereto.

         (c) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker Botts L.L.P., counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters in form and substance reasonably satisfactory to the U.S. Underwriters.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Company signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (f) Bring-down Comfort Letter. At Closing Time, the U.S.
Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

         (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

         (k) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Company signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Cahill Gordon & Reindel, outside counsel for the Company, with respect to matters set forth in paragraphs (i), (v) and (xii) of Exhibit A-1, and of Jean Stallard, the Company's Vice President and Assistant General Counsel, with respect to the matters set forth in paragraphs
         (ii) and (vii) of Exhibit A-2, in form reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery.

                  (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Baker Botts L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification .

         (a) Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Shares have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Shares to directors, officers, employees, distributors, dealers, business associates and related persons of the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); provided, further, that with respect to any untrue statements or omission of material fact made in any preliminary prospectus, this indemnity shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such U.S. Underwriter occurs under the circumstances where (x) the Company had previously furnished copies of the final Prospectus to the U.S. Representatives, (y) the untrue statement or omission, or alleged untrue statement or omission, contained in the preliminary prospectus was corrected in the final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the final Prospectus.

         (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) and Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) or Section 6(a)(iii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         (e) Indemnification for Reserved Shares. In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Salomon Smith Barney Inc. from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of directors, officers, employees, distributors, dealers, business associates and related persons of the Company to pay for and accept delivery of Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

         The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the

United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at Merrill Lynch & Co., 1221 McKinney, Suite 2700, Houston, Texas 77010, attention of Sam Dodson with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Head of CICG Legal Department; and notices to the Company shall be directed to it at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, attention of President.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York state or United States federal court sitting in the State of New York, County of New York, and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                               Very truly yours,
                                               ENERGY PARTNERS, LTD.




                                               By:
                                                  ------------------------
                                                   Richard Bachmann,
                                                   Chairman, President and
                                                   Chief Executive Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
UBS WARBURG LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
HOWARD WEIL, a division of Legg Mason Wood Walker, Inc.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED


By:
   ----------------------------------------------------
                   Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.



SALOMON SMITH BARNEY,
solely with respect to the Reserved Shares


By:
   ----------------------------------------------------
                   Authorized Signatory

                                   SCHEDULE A


                                                                                 Number of
                                                                                Initial U.S.
         Name of U.S. Underwriter                                                Securities
         ------------------------                                                ----------
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated...........................................
UBS Warburg LLC.......................................................
Credit Suisse First Boston Corporation................................
Howard Weil, a division of Legg Mason Wood Walker, Inc................


Total.................................................................           4,600,000
                                                                                 ---------



                                    Sch A-1

                                   SCHEDULE B
                              ENERGY PARTNERS, LTD.
                        4,600,000 Shares of Common Stock
                           (Par Value $.01 Per Share)








         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ .

         2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $ , being an amount equal to the initial public offering price set forth above less $ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.



                                    Sch B-1

                                   SCHEDULE C
                          [List of persons and entities
                               subject to lock-up]




                                    Sch C - 1

                                                                     EXHIBIT A-1



                   FORM OF OPINION OF CAHILL GORDON & REINDEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement and will be validly issued and fully paid and non-assessable.

                  (iii) The Company's Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization.

                  (iv) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (v) Based on oral confirmation from the SEC, the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (vi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (vii) [If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.]

                  (viii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

                  (ix) The information in the Prospectuses under "Description of Capital Stock--Common Stock," "Description of Capital Stock--Preferred Stock," "Business and Properties--Environmental Regulations" and "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (x) The shares of Common Stock referred to in the Registration Statement under Part II, Item 15, numbers (a)(7) and (a)(8) have been duly and validly issued and are fully paid and non-assessable; and none of such shares of capital stock was issued in violation of any statutory preemptive rights, or, to our knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company.

                  (xi) The issuance of the Securities is not subject to any statutory or, to our knowledge, any contractual preemptive right of any securityholder of the Company.

                  (xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (xiii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or, except with respect to indebtedness to be repaid with the proceeds of the offering as described in the Prospectuses, Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any agreement or instrument identified in the Index to Exhibits to the Registration Statement, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations

                  (xiv) To our knowledge, there are no agreements required to be described in the Registration Statement that are not so described.

         We have participated in conferences with representatives of the U.S. Underwriters, officers and other representatives of the Company, counsel for the Company and representatives of the independent public accountants of the Company at which the contents of the Prospectuses and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Prospectuses and the Registration Statement, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectuses and the Registration Statement and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to our attention which lead us to believe that the Prospectuses and the Registration Statement, as of their respective dates or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Prospectuses and the Registration Statement).

         In rendering such opinion, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     EXHIBIT A-2

                           [Jean Stallard Letterhead]



         [Date]



         [Addressee]

         Gentlemen:

         This opinion is being rendered in connection with the U.S. Purchase Agreement and the International Purchase Agreement entered into between Merrill Lynch & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Warburg LLC; Credit Suisse First Boston Corporation; Howard Weil, a division of Legg Mason Wood Walker, Inc.; __[fill in more underwriters for international agreement]__ and Energy Partners, Ltd., a Delaware corporation (the "Company"), dated ________________, 2000, in connection with the Registration Statement on Form S-1 (Registration No. 333-42876) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to an offering of an aggregate of 5,750,000 shares of the Company's Common Stock, par value $.01 per share. Capitalized terms not otherwise defined herein shall have the meaning given them in the U.S. and International Prospectuses (the "Prospectuses").

         In my capacity as Assistant General Counsel of the Company, I have examined original or photostatic or certified copies of such corporate documents of the Company and the Company's only subsidiary, EPL Pipeline, L.L.C. (the "Subsidiary"), as I have deemed relevant and necessary as a basis for this opinion. In addition, in connection with this opinion, I have examined the following documents: the U.S. Purchase Agreement, the International Purchase Agreement, and such other documents as I have deemed necessary for purposes of rendering the opinions herein set forth (collectively, the "Documents"). In rendering the opinions expressed herein, I have also examined and relied upon certain certificates of and representations of officers of the Company and the Subsidiary as to certain matters of fact.

         In connection with the opinions hereinafter set forth, I have assumed without inquiry (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and (v) that each of the Documents constitutes a legal, valid and binding obligation of each of the parties thereto other than the Company, and that such parties had the power and authority and were otherwise competent to enter into and perform all obligations.

         Based upon and subject to the foregoing and the further assumptions, qualifications, exceptions and limitations set forth herein, I am of the opinion that, as of the date hereof:

         (i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (ii) The Company is duly qualified and is in good standing in Delaware, Massachusetts and Louisiana which, to my knowledge, are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iii) The shares of issued and outstanding capital stock of the Company other than those shares which are covered by opinions rendered by Cahill Gordon & Reindel or Hickey & Reiss, LLC have been duly authorized and validly issued, are as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" and are fully paid and non-assessable. None of such shares were issued in violation of any statutory preemptive rights or, to my knowledge, contractual preemptive rights or other similar rights of any security holder of the Company.

         (iv) The Subsidiary has the company power and authority to own, lease and operate its properties and to conduct its business as now conducted.

         (v) The Subsidiary is duly qualified in Delaware and Louisiana which, to my knowledge, are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vi) The issued and outstanding membership interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise disclosed in the Prospectuses/Registration Statement or exhibits thereto, are owned by the Company, free and clear of any recorded security interest or, to my knowledge, any other security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding membership interests of the Subsidiary were issued in violation of any statutory preemptive right or, to my knowledge, contractual preemptive rights of any security holder of the Subsidiary.

         (vii) To my knowledge, except as disclosed in the Prospectuses, there is not pending or overtly threatened in writing, any action, suit, proceeding, inquiry or investigation, against the Company or the Subsidiary, or against the property of the Company or the Subsidiary, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

         (viii) To my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement, except any such violation or default which would not reasonably be expected to result in a Material Adverse Effect.

         (ix) The information in the Prospectuses under "Business and Properties
- Legal Proceedings," to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by me and is, to my knowledge, correct in all material respects.

         (x) To my knowledge, except as disclosed in the Prospectuses under the caption "Certain Transactions," there are no persons with rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  I have participated in conferences with representatives of the U.S. Underwriters, officers and other representatives of the Company, counsel for the Company and representatives of the independent public accountants of the Company at which the contents of the Prospectuses and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of assistant general counsel and the character of determinations involved in the preparation of the Prospectuses and the Registration Statement, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectuses and the Registration Statement and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to my attention which lead me to believe that (i) the Prospectuses and the Registration Statement, as of their respective dates or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Prospectuses and the Registration Statement) or (ii) there are any material contracts or agreements required to be filed as exhibits to the Registration Statement that are not filed as required.

                  I am qualified to practice law in New York and Louisiana, and I express no opinion as to the laws of any jurisdiction other than the State of New York and the State of Louisiana.

                  My legal opinion as to the matters set forth herein is based upon my professional knowledge and judgment. This opinion is not intended nor shall it be construed as a guarantee or a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. No opinion is expressed with respect to future acts and events or changes in existing law. I undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

                  The opinions rendered in paragraphs (ii) and (v) above are based solely upon certificates from the Secretary of State for the States of Delaware, Massachusetts and Louisiana. The opinions rendered in paragraph (vi) above regarding the duly authorized and valid issuance of the membership interests of the Subsidiary assume that membership interests are duly and validly issued upon the execution of a limited liability company agreement which provides for the receipt by the signatory of a share of profits and losses of the limited liability company and a right to receive distributions of the limited liability company. Those opinions are based upon my review the Subsidiary's Operating Agreement, which lists the Company as the sole member and describes the member's share of profits and losses and rights to distributions on liquidation. The opinions rendered in paragraph (vi) above regarding the fully paid and non-assessable nature of the membership interests are based on the assumption that a member of a limited liability company may receive a limited liability company interest without making a contribution or being obligated to make a contribution and are further based on the current provisions of the Subsidiary's Operating Agreement which do not provide for assessments on the membership interests (although I note that under the Operating Agreement, until the member has a positive capital account, it would not be entitled to distributions, and the members do have certain indemnification obligations under the Operating Agreement).

                  The opinions expressed herein are rendered only with respect to the constitutions, laws and regulations which are currently in effect and applicable court rulings and orders which have been published and are generally available.

                  The opinions expressed herein are rendered as of the date hereof, are being furnished solely for your use in connection with this transaction and, without my express prior written consent, shall not be otherwise relied upon, circulated or quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity.

                                             Very truly yours,



                                             -------------------------
                                             Jean M. Stallard
                                             Assistant General Counsel

                                                                     EXHIBIT A-3



                     FORM OF OPINION OF HICKEY & RIESS, LLC
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The shares of Common Stock referred to in the Registration Statement under Part II, Item 15 numbers (a)(1) through (a)(6) and (a)(9), have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares of capital stock was issued in violation of any statutory preemptive rights or, to my knowledge, contractual preemptive or other similar rights of any securityholder of the Company.

         In rendering such opinion, such counsel may rely, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     EXHIBIT A-4

                                NIXON PEABODY LLP
                                    Suite 900
                              401 9th Street, N.W.
                           Washington, D.C. 20004-2128
                                 (202) 585-8000
                               Fax: (202) 585-8080


                                __________, 2000



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner and Smith Incorporated
Credit Suisse First Boston Corporation
UBS Warburg LLC
Howard Weil, a division of Legg Mason Wood Walker, Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner and Smith Incorporated


Dear Ladies and Gentlemen:

         We have acted as special FERC counsel for Energy Partners, Ltd. (the "Company"), in connection with its initial public offering of stock pursuant to the Form S-1 Registration Statement (File No. 333-42876) under the Securities Act of 1933 which was filed with the Securities Exchange Commission and, as amended, became effective on __________, 2000 (such registration statement, at the time it became effective, is herein called the "Registration Statement" and the Prospectus dated October _____, 2000 is herein called the "Prospectus").

         This opinion is being furnished to you pursuant to Section 5(b) of the Underwriting Agreement dated __________, 2000 by and among you and the Company relating to the sale by the Company of 5,750,000 shares of common stock, par value $.01 per share, of the Company.

         In rendering this opinion, we have examined the following document:

         (i) Registration Statement;

         In connection with the opinions expressed below, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such agreements or documents, certificates, and other statements of government officials and corporate officers of the parties to the agreements and such other papers as we have deemed relevant or necessary as a basis for the opinions set forth herein. As to any facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers of the parties to the agreements and on the representations and warranties set forth in the agreements.

         In rendering the opinions expressed herein, we have assumed the genuineness of all signatures (whether or original documents or copies thereof), the authenticity of all documents submitted to us as originals and the conformity to the originals of all copies submitted to us.

         Based upon and subject to the foregoing, and subject to the assumptions, exceptions and qualifications herein stated, we are of the opinion that:

         The information stated in the Registration Statement respecting the Regulation of Transportation of Oil, Regulation of Transportation and Sale of Natural Gas and Regulation of Production is true and accurate in all material respects.

         The foregoing opinion is limited to matters involving regulation by the Federal Energy Regulatory Commission.

         This opinion is given as of the date hereof and is based on the laws, orders and rules as they exist and are construed as the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention after the date hereof to reflect any facts or circumstances which may come to our attention after the date hereof, or any changes in laws which may have occurred thereafter. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

         This opinion letter has been prepared solely for your use in connection with the closing on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without our prior written consent.


                                                     Very truly yours,

                                                     NIXON PEABODY LLP

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(i)]

                                                                       EXHIBIT B

                               October ____, 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,
UBS WARBURG LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
HOWARD WEIL, a division of Legg Mason Wood Walker, Inc.
    as U.S. Representatives of the several
    U.S. Underwriters to be named in the
    within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

and

MERRILL LYNCH INTERNATIONAL
UBS AG, acting through its business group UBS Warburg
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
HOWARD WEIL, a division of Legg Mason Wood Walker, Inc.
    as Lead Managers of the several
    International Managers to be named in the within-mentioned International Purchase Agreement
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London  EC2Y 9LY
England

         Re:      Proposed Public Offering by Energy Partners, Ltd.

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of Energy Partners, Ltd., a Delaware corporation (the "Company"), understands that (i) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), UBS Warburg LLC, Credit Suisse First Boston Corporation and Howard Weil, a division of Legg Mason Wood Walker, Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") and (ii) Merrill Lynch International ("Merrill Lynch International"), UBS AG, acting through its business group UBS Warburg, Credit Suisse First Boston (Europe) Limited and Howard Weil, a division of Legg Mason Wood Walker, Inc. propose to enter into an International Purchase

Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). The U.S. Purchase Agreement and the International Purchase Agreement are collectively referred to herein as the "Purchase Agreements." In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch and Merrill Lynch International, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or acquired in the Company's initial public offering by the undersigned or with respect to which the undersigned has or acquires in the Company's initial public offering the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise provided, however, that clauses (i) and
(ii) above shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after closing of the public offering, (b) options or stock awards issued pursuant to the Company's employee stock option or stock award plans existing on the effective date of the registration statement or the exercise of such options, (c) transfers by the undersigned to the Company, (d) transfers by the undersigned to any other entity which is a shareholder of the Company on the date hereof and which has signed a letter substantially similar to this Lock-Up Agreement and in form and substance satisfactory to you and (e) transfers by gift, will or intestacy of the undersigned's Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, provided that in the case of this clause (e) the transferee delivers to the U.S. Underwriters and the International Managers a signed letter substantially similar to this Lock-Up Agreement and in form and substance satisfactory to you.

         If the Purchase Agreements do not become effective or are terminated prior to delivery and payment for the Initial U.S. Securities and the Initial International Securities thereunder, the undersigned shall be released from all obligations under this agreement.

                                        Very truly yours,

                                        Signature:
                                                  -----------------------------
                                        Print Name:
                                                   ----------------------------

                                       B-2